EXHIBIT 23.1




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No's. 333-61476 and 333-97209 of Wilson Greatbatch Technologies, Inc. on Form S-8 and Registration Statement No. 333-107667 of Wilson Greatbatch Technologies, Inc. on Form S-3 of our reports dated March 15, 2005, relating to the financial statements and financial statement schedule of Wilson Greatbatch Technologies, Inc., and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Wilson Greatbatch Technologies, Inc., for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Buffalo, New York
March 15, 2005

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